GlobalWise Investments, Inc. www.GlobalWiseInvestments.com Matthew Chretien, President & CEO 614-388-8909 Contact@GlobalWiseInvestments.com

Exhibit 99.1

GlobalWise Investments Reports Financial Results for Second Quarter 2013

COLUMBUS, OH – (Marketwire – August 14, 2013) – GlobalWise Investments, Inc. (OTCQB: GWIV) (OTCBB: GWIV) (the “Company”) (www.GlobalWiseInvestments.com) and its wholly owned subsidiary Intellinetics, Inc., a leading-edge technology company focused on the design, implementation and management of cloud-based Enterprise Content Management (“ECM”) systems in both the public and private sectors, announced financial results for the second quarter ended 6/30/13.

The Company's total revenues for the quarter ended 6/30/13 were $581,164 as compared to $887,285 for the quarter ended 6/30/12, a decrease of $306,121, or 35%, primarily attributable to decreases in revenues from software licenses with professional services and consulting services. Gross profits were $398,801 for the quarter ended 6/30/13 as compared to $597,123 for the quarter ended 6/30/12, representing a decrease of 33%, primarily as a result of the decrease in revenues.

GlobalWise's costs of revenues were $182,363 and $290,162 for the quarters ended 6/30/13 and 6/30/12, respectively, representing a decrease of 37%. The lower cost of revenues is primarily attributable to a decrease in third-party costs. As a result, gross margins were 69% and 67% for the quarters ended 6/30/13 and 6/30/12, respectively, an increase of 2%.

Total operating expenses for the quarter ended 6/30/13 were $766,481 as compared to $680,062 during the quarter ended 6/30/12, representing an increase of 13%.

As a result, GlobalWise reported a net loss of $408,907 for the quarter ended 6/30/13 compared to a net loss of $155,250 for the quarter ended 6/30/12, representing an increase of $253,657.

Matthew Chretien, President and CEO of GlobalWise stated, “While there continues to be much room for improvement, I’m very pleased with certain aspects of our operational performance during the quarter ended 6/30/13. We continue to develop and expand our software as a service revenue stream through our expanding network of channel partners. As we continue down that path, we expect to continue to see fluctuations in revenue which reflect the net impact of channel partner-specific sales plans and priorities. While subscriber growth through software as a service delivery is a key strategic goal, our channel partners also are able to sell premise-based solutions. Thus, quarter to quarter variations in revenue sources are expected and reflect different channel partner-specific strategies and results. Over the long term, we expect software as a service will continue to increase as a percentage of total revenue. As an indication of the anticipated change in our revenue stream, at December 31, 2011, we had eight customers subscribing to software as a service and at December 31, 2012, we had 231 customers subscribing to software as a service, with an increase to 357 customers subscribing to software as a service by June 30, 2013.”

About GlobalWise Investments, Inc.

GlobalWise Investments, Inc., via its wholly owned subsidiary Intellinetics, Inc., is a Columbus, Ohio based Enterprise Content Management (ECM) pioneer with industry-leading software that delivers cloud ECM based solutions on-demand. The Company’s flagship platform, Intellivue™, represents a new industry benchmark and game-changing solution by enabling clients to access and manage the content of every scanned document, file, spreadsheet, email, photo, audio file or video tape — virtually anything that can be digitized — in their enterprise from any PC, laptop, tablet or smartphone from anywhere in the world.

For additional information, please visit the Company’s corporate website: www.GlobalWiseInvestments.com

Forward Looking Statements

This press release may contain “forward-looking statements.” Expressions of future goals and similar expressions reflecting something other than historical facts are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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GLOBALWISE INVESTMENTS, INC. and SUBSIDIARY

Condensed Consolidated Balance Sheets

	Unaudited
	June 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash	$567,654	$46,236
Accounts receivable, net	744,876	332,413
Prepaid expenses and other current assets	70,792	40,026

Total current assets	1,383,322	418,675

Property and equipment, net	62,568	58,129
Other assets	33,081	37,239

Total assets	$1,478,971	$514,043

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$480,946	$1,143,265
Deferred revenues	696,197	571,268
Derivative Liability	-	15,470
Notes payable - current	221,688	563,009
Convertible note payable, net of discount	-	107,518
Notes payable - related party - current	237,915	95,000
Total current liabilities	1,636,746	2,495,530

Long-term liabilities:
Deferred compensation	218,935	309,740
Notes payable - net of current portion	1,306,074	1,509,265
Notes payable - related party	-	369,415
Deferred interest expense	62,691	41,440
Other long-term liabilities - related parties	36,718	72,033
Total long-term liabilities	1,624,418	2,301,893

Total liabilities	3,261,164	4,797,423

Stockholders' deficit:
Common stock, $0.001 par value, 50,000,000 shares authorized; 47,362,047 and 36,490,345 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	54,363	36,492
Additional paid-in capital	4,912,814	1,348,794
Accumulated deficit	(6,749,370)	(5,668,666)
Total stockholders' deficit	(1,782,193)	(4,283,380)
Total liabilities and stockholders' deficit	$1,478,971	$514,043

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012

Revenues:
Sale of software licenses without modification	$130,619	$34,939	$139,279	$56,678
Sale of software licenses with substantive modification	119,733	393,403	119,733	413,395
Software as a service	34,320	24,596	69,111	53,637
Software maintenance services	213,542	195,857	437,006	373,308
Consulting services	82,950	238,490	170,907	350,595

Total revenues	581,164	887,285	936,036	1,247,613

Cost of revenues:
Sale of software licenses without modification	6,733	14,627	13,103	31,832
Sale of software licenses with substantive modification	117,015	109,229	231,951	262,855
Software as a service	6,893	7,364	13,803	13,894
Software maintenance services	32,374	36,404	60,324	61,284
Consulting services	19,348	122,538	42,668	224,244

Total cost of revenues	182,363	290,162	361,849	594,109

Gross profit	398,801	597,123	574,187	653,504

Operating expenses:
General and administrative	507,469	348,976	1,075,617	1,169,198
Sales and marketing	252,240	323,439	480,022	645,333
Depreciation	6,772	7,647	12,116	14,437

Total operating expenses	766,481	680,062	1,567,755	1,828,968

Loss from operations	(367,680)	(82,939)	(993,568)	(1,175,464)

Other income (expense)
Derivative gain	-	-	15,470	-
Interest expense, net	(41,227)	(72,311)	(102,606)	(127,659)

Total other income (expense)	(41,227)	(72,311)	(87,136)	(127,659)

Net loss	$(408,907)	$(155,250)	$(1,080,704)	$(1,303,123)

Basic and diluted net loss per share:	$(0.01)	$(0.00)	$(0.03)	$(0.04)

Weighted average number of common shares outstanding - basic and diluted	47,362,047	32,590,850	43,182,708	31,589,531

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